EXHIBIT 12


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RATIO OF EARNINGS TO FIXED CHARGES                                                                                      Pro-forma
--------------------------------------------------------------------------------------------------------------------    Remaining
                                                                            Year Ended December 31,                       Bank
                                                                            (Dollars in thousands)
--------------------------------------------------------------------------------------------------------------------  --------------
                                                          1996         1995         1994         1993        1992         1996
--------------------------------------------------------------------------------------------------------------------  --------------
Ratio of Earnings to Fixed Charges:
--------------------------------------------------------------------------------------------------------------------  --------------
  Excluding interest on deposits                          13.64x        4.87x        2.04x        --(1)       3.21x        7.96x
--------------------------------------------------------------------------------------------------------------------  --------------
  Including interest on deposits                           2.04x        1.43x        1.18x        --(1)       1.23x        1.55x
--------------------------------------------------------------------------------------------------------------------  --------------

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COMPUTATION:
--------------------------------------------------------------------------------------------------------------------  --------------
Net income before income taxes from continuing
operations                                              105,580       31,725       10,590          960       23,943       38,493
--------------------------------------------------------------------------------------------------------------------  --------------
Less undistributed income from ICII                       32,205        5,192        3,489        7,898         --           --
--------------------------------------------------------------------------------------------------------------------  --------------
Total interest expense                                    68,054       60,154       37,415       36,280      101,683       68,054
--------------------------------------------------------------------------------------------------------------------  --------------
Portion of rent expense that represents the
interest factor                                            2,301        2,192        2,581        2,773        2,933        2,029
--------------------------------------------------------------------------------------------------------------------  --------------
Income as adjusted including interest expense            143,730       88,879       47,097       32,115      128,559      108,576
--------------------------------------------------------------------------------------------------------------------  --------------
Less interest on deposits                                 64,551       55,491       33,184       31,072       93,795       64,551
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Income as adjusted excluding interest on deposits         79,179       33,388       13,913        1,043       34,764       44,025
--------------------------------------------------------------------------------------------------------------------  --------------
Total interest expense                                    68,054       60,154       37,415       36,280      101,683       68,054
--------------------------------------------------------------------------------------------------------------------  --------------
Portion of rent expense that represents the
interest factor                                            2,301        2,192        2,581        2,773        2,933        2,029
--------------------------------------------------------------------------------------------------------------------  --------------
Total fixed charges including interest on deposits        70,355       62,346       39,996       39,053      104,616       70,083
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Less interest on deposits                                 64,551       55,491       33,184       31,072       93,795       64,551
--------------------------------------------------------------------------------------------------------------------  --------------
Total fixed charges excluding interest on deposits         5,804        6,855        6,812        7,981       10,821        5,532
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


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1. Earnings were inadequate to cover fixed charges in 1993 by $6.9 milion.